UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2017

Orbital ATK, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 406-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2017, the Board of Directors of Orbital ATK, Inc. (“Orbital ATK” or the “Company”) approved an amendment and restatement of Orbital ATK’s Bylaws.  The purpose of the amendments to the Bylaws is to clarify when stockholder proposals and director nominations must be received by the Company in advance of an annual meeting of stockholders if the meeting is not held within 30 calendar days before or 70 calendar days after the first anniversary of the prior year’s annual meeting.

The foregoing description of the amended and restated bylaws of Orbital ATK does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the amended and restated bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Orbital ATK held its Annual Meeting of Stockholders on August 10, 2017.  The stockholders voted upon the following proposals: (1) election of 13 directors, (2) advisory vote to approve executive compensation, (3) advisory vote to approve the frequency of future advisory votes on executive compensation, and (4) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The final voting results are set forth below.

Proposal 1:  Election of Directors.  The 13 nominees for election to the Board of Directors were elected to serve until the 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, based upon the following votes:

	For	Against	Abstain	Broker Non-Votes
Kevin P. Chilton	44,233,606	3,015,298	236,682	5,796,294

Roxanne J. Decyk	46,986,540	230,382	268,664	5,796,294

Lennard A. Fisk	47,032,267	170,549	282,770	5,796,294

Ronald R. Fogleman	46,006,591	1,217,405	261,590	5,796,294

Ronald T. Kadish	44,196,764	3,048,296	240,526	5,796,294

Tig H. Krekel	46,984,927	216,924	283,735	5,796,294

Douglas L. Maine	43,671,373	3,558,282	255,931	5,796,294

Roman Martinez IV	43,213,793	4,017,244	254,549	5,796,294

Janice I. Obuchowski	47,038,697	240,211	206,678	5,796,294

James G. Roche	47,012,252	242,550	230,784	5,796,294

Harrison H. Schmitt	47,083,038	180,823	221,725	5,796,294

David W. Thompson	47,058,672	227,104	199,810	5,796,294

Scott L. Webster	46,967,469	295,767	222,350	5,796,294

Proposal 2:  Advisory Vote to Approve Executive Compensation.  The compensation of Orbital ATK’s “named executive officers,” as disclosed in the Company’s proxy statement dated June 23, 2017, was approved, on an advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
45,326,863	1,868,012	290,711	5,796,294

Proposal 3:  Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation.  Orbital ATK’s stockholders indicated their approval, on an advisory basis, of conducting future advisory votes on executive compensation every year, based upon the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
41,101,023	112,976	6,050,903	220,684	5,796,294

In connection with the Annual Meeting, Orbital ATK’s Board of Directors had recommended that stockholders vote for conducting future advisory votes on executive compensation every year.  In light of this recommendation and considering the strong support for an annual vote as reflected in the results above, Orbital ATK will conduct future advisory votes to approve the compensation of Orbital ATK’s named executive officers every year.

Proposal 4:  Ratification of Appointment of Independent Registered Accounting Firm.  The proposal to ratify the appointment of Deloitte & Touche LLP as Orbital ATK’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
52,628,762	450,921	202,197	—

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Orbital ATK, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

	By:	/s/ Thomas E. McCabe

	Name:	Thomas E. McCabe
	Title:	Senior Vice President, General
Counsel and Secretary

Date: August 14, 2017